Exhibit 1.01
Pentair plc
Conflict Minerals Report
For the reporting period from January 1, 2020 to December 31, 2020
This Conflict Minerals Report for the period from January 1, 2020 to December 31, 2020 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Rule”). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their respective products.
If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (the “Subject Minerals”), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (“RCOI”) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered County” or “Covered Countries”) or are from recycled or scrap sources.
If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that any of its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report.
In accordance with the Organisation for Economic Co-operation and Development Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the “Guidance”) and the Rule, this Conflict Minerals Report is available on the Company’s website at https://www.pentair.com/en-us/legal/partner-supplier-info.html.

Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014; the SEC’s Order Issuing Stay, dated May 2, 2014; and the SEC’s Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party.
1.Company Overview
Pentair makes the most of life’s essential resources. From our residential and business solutions that help people move, improve and enjoy their water, to our sustainable innovations and applications, we deliver smart, sustainable solutions for life.

Pentair is comprised of two reportable business segments: Consumer Solutions and Industrial & Flow Technologies.
Consumer Solutions
The Consumer Solutions segment designs, manufactures and sells energy-efficient residential and commercial pool equipment and accessories, and commercial and residential water treatment products and systems. Residential and commercial pool equipment and accessories include pumps, filters, heaters, lights, automatic controls, automatic cleaners, maintenance equipment and pool accessories. Water treatment products and systems include pressure tanks, control valves, activated carbon products, conventional filtration products, and point-of-entry and point-of-use systems. Applications for our pool business’s products include residential and commercial pool maintenance, repair, renovation, service and construction. Our water treatment products and systems are used in residential whole home water filtration, drinking water filtration and water softening solutions in addition to commercial total water management and filtration in food service operations. The primary focus of this segment is business-to-consumer.
Industrial & Flow Technologies
The Industrial & Flow Technologies segment manufactures and sells a variety of fluid treatment and pump products and systems, including pressure vessels, gas recovery solutions, membrane bioreactors, wastewater reuse systems and advanced membrane filtration, separation systems, water disposal pumps, water supply pumps, fluid transfer pumps, turbine pumps, solid handling pumps, and agricultural spray nozzles, while serving the global residential, commercial and industrial markets. These products and systems are used in a range of applications, fluid delivery, ion exchange, desalination, food and beverage, separation technologies for the oil and gas industry, residential and municipal wells, water treatment, wastewater solids handling, pressure boosting, circulation and transfer, fire suppression, flood control, agricultural irrigation and crop spray. The primary focus of this segment is business-to-business.

The Company conducted an analysis of all of its products and its entire supply chain, and, accordingly, the Company did not limit its review to those products that may have contained Subject Minerals. This Conflict Minerals Report relates to all products (which are collectively referred to as the “Covered Products”): (i) that were manufactured, or contracted to be manufactured, by the Company; and (ii) for which the manufacture was completed during calendar year 2020. Based on its initial analysis, the Company estimates that approximately 23% of its surveyed suppliers make use of one or more of the Subject Minerals with respect to the Covered Products.
The Company has adopted a Conflict Minerals Policy that emphasizes the Company’s commitment to complying with the Rule and to identifying the source of the Subject Minerals contained in the Company’s products. The Company also indicates in its Global Supplier Guide (the “Supplier Guide”) that it expects all suppliers doing business with the Company to cooperate with the conflict minerals due diligence process. The Company also has participated in groups and forums focused on responsible sourcing of Subject Minerals, including the Responsible

Minerals Initiative (the “RMI”) and industry association groups such as the Twin Cities Conflict Minerals Task Force.
Unless the context otherwise indicates, references herein to “Pentair,” the “Company,” and such words as “we,” “us,” and “our” include Pentair plc and its consolidated subsidiaries.
2.    Conflict Minerals Compliance Process
2.1    Compliance Framework Overview
The Company designed its due diligence measures to conform in all material respects to the Guidance.
2.2    Reasonable Country of Origin Inquiry
The Company designed its RCOI to provide a reasonable basis for it to determine whether the Company sources Subject Minerals from Covered Countries and whether any of the Subject Minerals may be from recycled or scrap sources.
The Company began by analyzing its supplier base and designating certain suppliers as outside the scope of the RCOI process if they met one or more of the following criteria:
•The supplier provides the Company with packaging only (excluding labels).
•The supplier provides the Company with items that are not included in our finished products, such as the equipment used to manufacture our products.
•The supplier is a test lab or other service provider.
After removing these out-of-scope suppliers, the Company then conducted a survey of its remaining suppliers using the template maintained by the RMI, known as the Conflict Minerals Reporting Template version 6.01(the “CMRT Form”). The CMRT Form was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT Form includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, origin of Subject Minerals included in its products, supplier due diligence and a listing of the smelters that the direct supplier and its suppliers use. Written instructions and recorded training illustrating the use of the tool are available on the RMI’s website. Many companies are using the CMRT Form in their RCOI and due diligence processes related to Subject Minerals.
The Company’s inquiry process included multiple rounds of communication and follow-up, including mail, email and telephone calls, with over 3,400 direct suppliers spanning five enterprise resource planning systems. The Company received, reviewed and processed responses from 67% of the suppliers surveyed, which represented approximately 95% of total calendar year 2020 supplier expenditures.
The Company reviewed the responses against risk-based criteria developed to determine which responses required further engagement with the relevant suppliers. These criteria included inconsistencies within the data reported in the CMRT Form and other risk-based criteria. The

Company worked directly with these suppliers to obtain a revised response and/or additional clarity regarding their submission.
As part of this year’s program, the Company also conducted automated data validation on all submitted supplier responses. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers provided by suppliers. Following the data validation process, the Company classified submitted forms as either valid or invalid and contacted suppliers regarding forms classified as invalid to encourage such suppliers to resubmit a valid form. As of May 5, 2021, the Company still had 19 (1%) invalid supplier submissions that were not yet corrected. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

Among the supplier responses received by the Company that were classified as valid, the Company received the following information:
•Approximately 77% of supplier responses indicated that such supplier did not use Subject Minerals in the materials and components that it supplied to the Company during 2020.
•Approximately 8% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to the Company during 2020 did not originate from a Covered Country.
•Approximately 3% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to the Company during 2020 may have originated in a Covered Country from sources verified as conflict-free by third parties such as the RMI and others.
•Approximately 12% of the Company’s suppliers indicated that the Subject Minerals in some of the components and materials supplied to the Company may have originated from a Covered Country, but those suppliers could not determine whether such Subject Minerals were conflict-free.
After reviewing the results of the RCOI, the Company could not conclusively determine that it had no reason to believe that Subject Minerals necessary for the functionality or production of its products may have originated from a Covered Country during 2020. The Company conducted its RCOI in good faith, and the Company believes that such inquiry was reasonable to allow it to make the determination. Accordingly, the Company proceeded to exercise due diligence on the source and chain of custody of the Subject Minerals.
2.3    The Company’s Due Diligence Process
Design of Due Diligence
We designed our due diligence measures to conform, in all material respects, with the framework in the Guidance. The Guidance describes the five aspects of a robust due diligence program and provides guidelines for implementing each aspect. We developed our due diligence process to address each of these five aspects, namely:

1.Establishing strong company management systems regarding conflict minerals;
2.Identifying and assessing risks in our supply chain;
3.Designing and implementing a strategy to respond to identified risks in our supply chain;
4.Utilizing independent third-party audits of supply chain diligence; and
5.Publicly reporting on our supply chain due diligence.
We are a downstream supplier, many steps removed from the mines and companies that produce the Subject Minerals. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, Pentair does not purchase raw ore or unrefined conflict minerals or make purchases directly from the Covered Countries. The origin of Subject Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Subject Mineral-containing derivatives. The smelters and refiners consolidate raw ore and therefore have the most direct knowledge of the origin of the Subject Minerals they procure.
The Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1,” or direct, suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.
2.3.1    Establish Strong Company Management Systems
Internal Team
The Company developed cross-functional teams to set its conflict minerals strategy and ensure timely implementation and execution of the due diligence program. The Company’s Supply Chain Group has primary responsibility for program execution. Guidance on the overall strategy and implementation is provided by the Legal Department, Accounting Department and Internal Audit Department. Senior management is briefed about the results of the due diligence program on a regular basis.
The Company has developed internal training processes to educate anyone within the Company that is a potential contact point for suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. In addition, the Company has either independently, or in cooperation with a third-party service provider, developed tailored training programs to train the Company’s employees with respect to the potential impact of conflict minerals.

The Company leverages a team of dedicated program specialists through our third-party service provider who support the Company’s conflict minerals program and associated teams.
Ethics HelpLine
The Company has long-standing grievance mechanisms, including an Ethics HelpLine, whereby the Company’s employees can report violations of the Company’s Code of Business Conduct and Ethics, policy or law, including its procedures related to conflict minerals and the conflict minerals reporting process.
Control Systems and Supplier Engagement
Due to its position in the supply chain, the Company does not have a direct relationship with Subject Minerals smelters and refiners. The Company engages with its suppliers and relies on information provided through the CMRT Form, to gather information on the source and chain of custody of the Subject Minerals in its products.
In 2014, the Company updated its Supplier Guide to address, among other things, the Subject Minerals and the requirement of its suppliers to provide information on their use of these minerals. The Company also continues to update its supplier contracts by including a requirement that the supplier comply with the Supplier Guide whenever a new contract is entered into or an outstanding contract is renewed. In 2016, Pentair’s Terms and Conditions were updated to include compliance with laws including a broad reference to all business integrity-related laws and regulations.
Beginning in 2016 and continuing through this year, we have put a stronger emphasis on supplier education and training. To accomplish this, we utilized a third-party learning management system from Assent Compliance Inc. (“Assent”), known as Assent University, to provide all in-scope suppliers access to its Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.
In addition, the Company’s Conflict Minerals Policy is available on its website, and provides assistance to suppliers in their efforts to comply with the Company’s Conflict Minerals Policy, including video training, recorded training and written instructions as well as supplemental assistance through email and telephone contact as necessary. If the Company discovers that a direct supplier is not in compliance with the Company’s Conflict Minerals Policy, the Company may take certain actions to mitigate any potential risk, as described in Section 2.3.3, below.
Records Retention
The Company will retain documentation related to its conflict minerals compliance program according to the Company’s Document Retention Policy.

2.3.2    Identify and Assess Risk in the Supply Chain
The Company’s supply chain with respect to the Covered Products is complex. During 2020, the Company had over 3,400 direct suppliers with respect to the Covered Products, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Subject Minerals. In this regard, the Company does not purchase Subject Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Subject Minerals that are included in the Covered Products.
Based on this information, and in an effort to conform its due diligence measures to the Guidance, the Company assesses the risk in its supply chain in several ways. For example, the Company considers the potential risk presented by the smelters or refiners in its supply chain, as reported by the Company’s direct suppliers. Smelters or refiners that source the Subject Minerals from a Covered Country and are not certified as conflict-free by third-party audit programs such as the RMI’s Responsible Minerals Assurance Process (“RMAP”) pose a significant risk.
The Company assesses the risk in its supply chain by reviewing its direct suppliers’ responses to the CMRT Form, including whether such suppliers have established due diligence programs with respect to the Subject Minerals. The Company uses its direct suppliers’ responses to the CMRT Form to determine the extent to which it may be necessary for the Company to allocate additional due diligence resources. Through Assent, the Company has also provided video and written training on compliance with the Rule, supply chain due diligence and the CMRT Form. This includes instructions on completing the CMRT Form, and one-on-one email and phone discussions with supplier personnel. In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners in the supply chain.
After the Company receives CMRT Forms completed by its direct suppliers, the Company, with the assistance of Assent, assesses each facility that meets the RMI definition of a smelter or refiner of a Subject Mineral and that is reported as being in the Company’s supply chain by the Company’s direct suppliers according to “red flag” indicators defined in the Guidance. Assent uses five factors to determine the level of risk that each smelter poses to the supply chain and reviews each for potential red flags:
•The smelter or refiner’s geographic proximity to the Democratic Republic of the Congo and the other Covered Countries;
•Known mineral sources in the country of origin;
•The smelter or refiner’s audit status with respect to the RMAP;
•Credible evidence of unethical or conflict-related sourcing practices associated with the smelter or refiner; and
•Peer assessments of the smelter or refiner conducted by credible third-party sources.

Based on these factors, the Company has determined that the following smelter or refiner facilities, which were reported as being in the Company’s supply chain by the Company’s direct suppliers, have red flag risks (“Red-Flagged Facilities”):
•Tony Goetz NV - CID002587
•African Gold Refinery Limited (AGR) – CID003185
•Kaloti Precious Metals - CID002563
•Fidelity Printers and Refiners - CID002515
•Sudan Gold Refinery - CID002567
Whenever a Red-Flagged Facility is reported as being in the Company’s supply chain, the Company implements risk mitigation activities that are described in specific detail in Section 2.3.3, below. Generally, in designing and implementing the Company’s strategy to respond to the supply chain risks that it has identified, the Company analyzed various third-party approaches and consulted with other companies in our industry. The Company has concluded that tracing the Subject Minerals back to their mine of origin directly is an exceedingly complex task, given the breadth and depth of the Company’s supply chain. Instead, the Company has determined that seeking information about smelters and refiners in the Company’s supply chain represents the most reasonable effort the Company can make to determine the mines or origin of the Subject Minerals in its supply chain. To this end, the Company has adopted methods outlined by the RMI’s joint industry programs and outreach initiatives, and the Company has required its suppliers to conform with the same standards and to report on their efforts using the CMRT Form. Through these methods, the Company has made a reasonable determination of the origin of the Subject Minerals in its supply chain.
Additionally, the Company evaluates its suppliers on the strength of their own compliance programs (which further assist the Company in identifying risk in its supply chain). Evaluating and tracking the strength of the Company’s suppliers’ compliance programs is recommended by the Guidance and can help the Company to make key risk mitigation decisions. The criteria the Company uses to evaluate the strength of a supplier’s program is based on the following four questions in the CMRT Form:
•Have you established a conflict minerals sourcing policy?
•Have you implemented due diligence measures for conflict-free sourcing?
•Do you review due diligence information received from your suppliers against your company’s expectations?
•Does your review process include corrective action management?
When a supplier meets or exceeds those criteria (by answering “yes” to all four questions), the Company considers that supplier to have a strong compliance program. At this time, 2,149 of our 2,376 responsive suppliers, or 90%, have been identified as having a strong program.

2.3.3.    Design and Implement a Strategy to Respond to Risks
In conjunction with the Company’s risk assessment process, the Company has developed a risk management plan for responding to risks identified in its supply chain, including Red-Flagged Facilities. Through the Company’s due diligence process, the Company attempts to determine the source and chain of custody of the necessary Subject Minerals the Company knows, or has reason to believe, originated in a Covered Country. Since the Company does not have a direct relationship with smelters and/or refiners, most of the work toward this aspect of the Guidance is carried out indirectly through the Company’s suppliers or through the Company’s involvement with industry working groups/coalitions. Due to its position in the supply chain, the Company largely focuses on the accuracy and quality of the representations the Company’s direct suppliers make regarding the source and chain of custody of their Subject Minerals. The Company evaluates its direct suppliers’ responses to RCOI and due diligence inquiries based on the risk or likelihood that they are giving an incorrect response or that a non-response may indicate the supplier is purchasing from a known conflict source and does not wish to disclose this fact.
With respect to the Red-Flagged Facilities, upon receiving a CMRT Form from a direct supplier that identifies a Red-Flagged Facility as being present in the Company’s supply chain, the Company immediately initiates risk mitigation activities. Through a third-party vendor, the Company directs any supplier reporting a Red-Flagged Facility to implement its own risk mitigation actions. These actions include submitting a product-specific CMRT Form to the Company, to better identify the connection between the Red-Flagged Facility and the materials or components the Company purchases from the supplier, and requesting that the supplier begin the process to remove any Red-Flagged Facility from the supplier’s supply chain.
As per the Guidance, specific risk mitigation procedures depend on the suppliers’ specific situation. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.
As part of the Company’s risk management plan, and to ensure its suppliers understood the Company’s expectations, the Company has provided video training, recorded training and documented instructions to its direct suppliers through Assent. The Company also provided additional direct assistance to suppliers that required further clarification on the Company’s expectations. The Company then provided each supplier with a copy of the CMRT Form to complete as part of the Company’s due diligence process. Furthermore, as described above, the Company reviewed responses with specific suppliers where the responses suggested inaccuracies, inconsistencies or otherwise warranted further inquiry.
Finally, in accordance with the Company’s Conflict Minerals Policy, the Company engages any of its suppliers that it has reason to believe may be supplying the Company with Subject Minerals from sources that may support conflict in any of the Covered Countries to request that such suppliers establish an alternate source of Subject Minerals that does not support armed conflict in the Covered Countries.

The Company’s global supplier development team responds to suppliers that may potentially expose the Company to unacceptable risks, due to unacceptable responses to the Company’s inquiries or a refusal to respond. If the global supplier development team determines that a supplier is non-responsive, or is not satisfied with a supplier’s risk mitigation efforts, the global supplier development team may ultimately recommend that the Company take steps to find replacement suppliers as soon as is practicable.
2.3.4    Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
The Company does not have a direct relationship with Subject Minerals smelters and refiners and does not perform or direct audits of these entities within the Company’s supply chain. The Company supports audits by engaging its partners who are closer to the source and, as a member of the RMI, by promoting the smelter and refiner verification procedures and protocols of the RMAP.
Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facility’s sourcing practices on behalf of its compliance partners. The Company is a signatory of this communication in accordance with the requirements of downstream companies detailed in the Guidance.
2.3.5    Report on Supply Chain Due Diligence
This Conflict Minerals Report is being filed with the SEC as an exhibit to the Company’s specialized disclosure report on Form SD and is available on our website at https://www.pentair.com/en-us/legal/partner-supplier-info.html.

Due Diligence Results
Attached as Annex I to this Conflict Minerals Report is a list of all of the smelters and refiners listed by our suppliers in their completed CMRT Forms that appear on the list of smelters maintained by the RMI. Because most of the CMRT Forms we received were made on a company- or division-level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Annex I actually processed the Subject Minerals contained in our products. Therefore, our list of processing smelters and refiners in Annex I may contain more facilities than those that actually processed the Subject Minerals in our products. The Company does not have sufficient information, with respect to the Covered Products, to conclusively determine the country of origin of the Subject Minerals in the Covered Products or to conclusively determine whether the Subject Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by the Company’s suppliers, smelters and refiners, as well as from the RMI and other sources, the Company believes the countries of origin of the Subject Minerals contained in the Covered Products include the countries listed in Annex II to this Conflict Minerals Report, as well as recycled and scrap sources.

After reviewing the information provided by its suppliers, the Company identified 334 legitimate smelters and refiners of the Subject Minerals in the Covered Products as being present in its supply chain for the calendar year 2020. Of the 334 legitimate smelters and refiners present in the Company’s supply chain for the calendar year 2020, 25 were identified as having sourced Subject Minerals from a Covered Country, all of which were verified as conformant with the RMAP. Of the remaining 309 legitimate smelters and refiners, the Company identified 212 as conformant with the RMAP and another 23 that were active with the RMAP (but not yet conformant). After following up with the relevant suppliers, to the best of its ability, the Company found that the remaining 74 valid smelters and refiners in its supply chain had not yet substantively engaged with the RMAP or other industry groups, but the Company found no reasonable basis to conclude these smelters and refiners may have sourced Subject Minerals from a Covered Country, that directly or indirectly financed or benefited armed groups.
3.    Conflict Minerals Compliance Process
During calendar year 2020, the Company took the following steps to improve the quality of its due diligence:
•Continued our work with our suppliers to help them understand our expectations regarding the Subject Minerals in our supply chain and our suppliers’ due diligence of their own supply chains, including their ability to confirm the conflict-free status of identified smelters and refiners.
•Continued to emphasize to suppliers our expectation that they move toward sourcing exclusively from conflict-free smelters and refiners verified by the RMAP.
•For suppliers unable to immediately source from conflict-free smelters and refiners verified by the RMAP, requested that those suppliers develop, share and implement a mitigation plan to source exclusively from conflict-free smelters and refiners.
•Continued our engagement with industry groups, including the RMI, that support the adoption and improvement of relevant programs, tools and standards.
•Enabled a real-time CMRT Form validation tool to identify problems with a supplier CMRT Form and communicate this clearly to suppliers to enable them to fix their submission before providing to the Company.
During calendar year 2021, the Company plans to continue to refine the implementation of its 2020 initiatives to further improve the quality of its due diligence.
4.    Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this Conflict Minerals Report, including, without limitation, statements regarding our conflict mineral compliance plans, are forward-looking statements. These forward-looking statements generally are identified by the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or phrases or terms of similar substance or the negative thereof or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control. Numerous important factors described in this Conflict Minerals Report, including, among others, our ability to implement new software systems, our suppliers’ willingness and ability to comply with our conflict minerals-related compliance requests, the degree to which we are able to determine our suppliers’ use of conflict-free smelters and refiners, the impact of industry-wide initiatives such as the RMAP, smelters’ and refiners’ willingness and ability to comply with the RMAP, our effectiveness in managing the conflict minerals RCOI and due diligence processes, and the costs of our compliance, could affect these statements and could cause actual results to differ materially from our expectations. All forward-looking statements speak only as of the date of this Conflict Minerals Report. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Annex I

List of Smelters and Refiners

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	8853 S.p.A.	ITALY	CID002763	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Conformant
Gold	African Gold Refinery	UGANDA	CID003185	Outreach Required
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500	Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Due Diligence Vetting Process
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	Augmont Enterprises Private Limited	INDIA	CID003461	Active
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421	Active
Gold	Caridad	MEXICO	CID000180	Communication Suspended - Not Interested

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382	Outreach Required
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	In Communication
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Outreach Required
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	In Communication
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490	In Communication
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	Outreach Required
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	In Communication
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	Conformant
Gold	Gold Coast Refinery	GHANA	CID003186	Outreach Required
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Outreach Required
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Outreach Required

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Outreach Required
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Active
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	Active
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	JALAN & Company	INDIA	CID002893	Outreach Required
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	K.A. Rasmussen	NORWAY	CID003497	Outreach Required
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	In Communication
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Kundan Care Products Ltd.	INDIA	CID003463	In Communication
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Outreach Required
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	RMI Due Diligence Review - Unable to Proceed

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Outreach Required
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Outreach Required
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	MD Overseas	INDIA	CID003548	In Communication
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	Conformant
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557	Active
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	CID002282	Communication Suspended - Not Interested
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Non Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	Outreach Required
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Outreach Required
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	Outreach Required
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Outreach Required
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	Outreach Required
Gold	Safimet S.p.A	ITALY	CID002973	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Conformant
Gold	Sai Refinery	INDIA	CID002853	Outreach Required
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	Communication Suspended - Not Interested
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529	In Communication
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540	Outreach Required
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588	Outreach Required
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant
Gold	Sovereign Metals	INDIA	CID003383	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Outreach Required
Gold	Sudan Gold Refinery	SUDAN	CID002567	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	Super Dragon Technology Co., Ltd	TAIWAN, PROVINCE OF CHINA	CID001810	Outreach Required
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Outreach Required
Gold	Tony Goetz NV	BELGIUM	CID002587	Non Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant

Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	Active
Tin	CRM Synergies	SPAIN	CID003524	Active
Tin	CV Ayi Jaya	INDONESIA	CID002570	Active
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	Non Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	Non Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	Active
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410	Outreach Required
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	Outreach Required
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Outreach Required
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	Non Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Active
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Active
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	In Communication
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Active
Tin	PT Masbro Alam Stania	INDONESIA	CID003380	Outreach Required
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	In Communication
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant
Tin	PT Rajehan Ariq	INDONESIA	CID002593	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Active
Tin	PT Timah Nusantara	INDONESIA	CID001486	Active
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Super Ligas	BRAZIL	CID002756	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834	Conformant
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	Outreach Required
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	Active
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553	Outreach Required
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281	Outreach Required
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	Active
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	GEM Co., Ltd.	CHINA	CID003417	Active
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Communication Suspended - Not Interested
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	Active
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	CID002543	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant

Annex II

List of Countries of Origin for Subject Minerals
This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company-level responses and therefore, it is not certain which of these countries of origin can be linked to our products.
Afghanistan, Albania, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia (Plurinational State of), Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Djibouti, Dominican Republic, DRC, Ecuador, Egypt, England, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Norway, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Province of China, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe